Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

H&E Equipment Services, Inc.

Baton Rouge, Louisiana

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212802) of H&E Equipment Services, Inc. of our reports dated February 24, 2022, relating to the consolidated financial statements and schedule and the effectiveness of H&E Equipment Services, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

BDO USA, LLP

Dallas, Texas

February 24, 2022